ASAM

COMMERCIAL LEASE

1. PARTIES W.H. and Charlotte Atkins (Lessor)

agrees to lease to Mag-Well, Inc., a Texas Coporation (Lessee)

the following described

2. PROPERTY: situated in Hildalgo County, State of Texas , Known as

(address) 122 East Wisconsoin Road, Edinburg

Legally described as:

East 147' of West 360' of South 220' of North 240' of Lot 29,

Kelly Pharr Subdivision, Hi1dalgo County, Texas (0.74 acres)

or described on attached exhibit, together with the improvements,fixtures and all other property located thereon. All property leased by this contract is hereafter called "Property".

3. TERM: for the term of 1 year beginning on the 1st day of Feburary , 1994 to be continuously occupied and used during the term of this lease by Lessee for no other purpose than

4. RENTAL: Lessee agrees to pay Lessor or his agent,.at such place as the last such place as the Lessor shall designate, the sum of six hundred ($660) Dollars on the 31st day of _____January 1995 and a like amount without demand in monthly installments on the same day of each month thereafter during the entire term of this lease:

Lessee agrees to pay increase in city water, sewer, and garbage collection charges by City of Edinburg over $25,00,

During the term of this lease, Lessee shall have a Right of first Refusal to purchase said property. Said right of first refusal to purchase the property will be triggered upon Lessor receiving a bona-fide offer to purchase from a bona-fide purchaser. Upon notice to Lessee of said offer, Lessee shall have 30 days to purchase said property under the same terms and conditions of the original offer.

5. BROKERS COMMISSION: Lessor agrees to pay None (Broker) a total cash fee of

$ upon the execution of this lease by both Lessor and Lessee, which sum shall irrevocably vest upon execution hereof, notwithstanding subsequent defaults of the patties.

6. REPAIRS: Leasee accepts the premises in their present condition and agrees they are suitable for the purposes for which leased. Lessor agrees to repair at his expense the roof, foundation, and exterior walls only. excluding all windows and doors, upon the receipt of written notice from Lesse requesting repairs. Lessee shall take good tare and maintain at his expense the remainder of property, and upon the termination of this lease deliver the property in good repair and condition, reasonable wear and tear and damage by fire only excepted. Lessee shall not snake any alterations, additions or improvements to the properly without the written permission of Lessor. All such additional and fixtures (except trade fixtures) shall remain and become the property of Lessor, unless Lessor requests their removal; in which event Lessee shall remove same and restore the premises to their original condition at Lessee's expense.

7. FIRE: In the event the Property, or a portion thereof, shall be damaged by fire, or other casualty insurable under standard fire and extended coverage insurance, and Lessor does not elect to terminate this lease, Lessor shall proceed to rebuild and repair at his expense. If the buildings on the property shall (a) be substantially damaged by a casualty not covered by Lessor's insurance or (b) be rendered untenantable in excess of fifty percent of the first floor area by a casualty covered by Lessor's insurance or (c) suffer damage to the extent that the remaining term of this lease is not sufficient to amortize the cost of reconstruction, then Lessor may elect to terminate this lease by giving written notice to Lessee within sixty days of the date of such casualty. Lesse shall not permit the Property to be occupied for any purpose deemed illegal, disreputable, or extra hazardous on amount of fire, nor permit any actions that will increase the fire insurance rate on the buildings on the property. If Lessor agrees to such hazardous use, Lessee agrees to pay the increase. of insurance premiums caused therby. Lessee agrees to insure at his expense. all improvements he makes to the property, trade fixtures and personal property owned by Lessee, against loss by fire.

8. IMINENT DOMAIN: If more than twenty percent of the firtst floor area of the property, or such portion thereof will make the property unusable for the purpose herein leased, shall be taken by law, ordinance or regulation for public use, this lease shall terminate effective the date possession is taken by the condemning authority, and rental prorated. All compensation awarded for taking of the property shall belong to Lessor. Any award to Lessee for loss of business or personal property shall belong to Lessee. Neither party shall have any right to any award to the other by any condemning authority.

9. ASSIGNMENT: Lessee shall not assign, sublet, mortgage or pledge this lease, nor permit the whole or any part if the premises to be occupied by others without the written consent of Lessor. Consent by Lessor to one or more assignments at subletting shall not operate as a waiver of Lessor's right to future assignments or sublettings.

10. LAWS: Lessee agrees to comply with all laws, rules and orders of Federal, State and municipal governments and all of their departments, and the Board of Fire Underwriters, at Lessee's expense.

11. INDEMNITY: Lessee agrees to keep the property covered with liability insurance at the cost of Lessee and to indemnify Lessor and hold him harmless from any loss, expenses or claim arising out of the use of the property by Lessee, his employees, invitees, agents or visitors or any other person whatsoever. Lessor shall not be liable far any injury or loss ib ir about the Property to Lessee, his agents, invitees, subtenants, licensees or concessionsaires or any other person entering the property. Lessor or shall not be liable to Lessee for any injury to person or damage to Property caused by defect or failure of equipment, pipes, wiring, broken glass, backing up of drains or by water, gas, electricity or oil leaking or by any portion of the Property becoming out of repair. Lessor shall not be liable for loss or damage that may be caused by acts or ommissios of other tenants of the Property.

12. ENTRY: Lessor or his representations shall have the right to enter the Property at all teasonable times to inspect, make repairs, or alterations to adjacent property, or show the Property to prospective purchasers, lessee or lenders. Lessee shall not be entitled to abatement of the rent by reason thereof. During the last ninety days of the term of this lease, or any extension thereof. Lessor shall have the right to post for sale or for lease signs on the Property,

13. SIGNS: Except with the Lessor's prior written permission, Lessee shall not place any sign or objects on the roof or any portion of the exterior of the property; make any changes to or paint the exterior; install any exterior lighting, paintings, signs or displays; place any sign or display on fences, sidewalks, parking lots or driveways of any type that may be viewed from the exterior of the Property. All agreed signs must be removed by Lessee at his expense at the termination of this lease. Use of the roof above the Property is reserved to Lessor.

14. DEFUALT: The following events shall be deemed to be a default by Lessee: 1) failure to pay any installment of rent, and such shall continue for ten days. 2) failure to comply with any provision of this lease, other than the payment of rent, and shall not cure such failure within fifteen days after written notice is sent to Lessee. 3)Lessee becomes insolvent; makes a transfer in fraud to creditors; makes an assignment for the benefit of creditors; files a petition under any section of the National Bankruptcy Act: is adjudged bankrupt: has a receiver appointed: deserts or vacates any substantial portion of the property; does or permits any act which creates a lien on the property; failure of Lessee to open for business for three consecutive business days while any portion of the rent is due.

Upon the occurrence of any of the above, Lessor may without demand or notice, enter and take possession of the property, expell or remove all occupants and property found thereon without being liable for damage; may elect to cancel this lease or relet the premises on such terms as Lessor deems advisable and receive the rent therefor and Lessee agrees to pay Lessor on demand any deficiency and costs incurred. Lessor shall the option to file a Forcible Entry and Detainer action without prior notice, in the proper court, and obtain a writ of possession thereby. Lessor shall be entitled to all expenses, court sosts and reasonable attorney's fees for the collection of any sum due under this lease and the enforcement of this agreement. All past due rentals shall bear interest at the highest rate permitted by the laws of this state. Lessor is specifically given the right to seek injunctive relief against Lessee in the event of default.

15. This lease shall be subordinate to mortgages now or hereafter placed against the Property and Lessee, agrees to execute and deliver without cost any instruments which my be necessary to effect the subordination of this lease to such mortgages.

16. POSSESION: Unless otherwise noted herein, possession will be give on the beginning date of this lease. If the premises are not ready for occupancy at the date of beginning of this lease, no rental shall be payable intil Lessor notifies the Property is ready for occupancy. Lessee waives any claims for damage because of such delay. Rental for any fraction of a month at the beginning or end of this lease may be prorated at the option of Lessor.

17. WAIVER: Acceptance of delinquent rent or prior waiver of any of Lessor's rights hereunder shall not constitute a waiver of Lessor's rights to prompt payment or damages in event of subsequent default or breach of Lessee.

18. HOLDING OVER; In the event Lessee remains in possession of the Property at the termination of this lease, and without the execution of a new lease , Lessee shall be deemed a tenant from month to month at a rental of one hundred twenty percent of the monthly rental shown above or ( ) subject to all the terms of this lease applicable to a month to month tenancy.

19. TAXES: Lessor is responsible for rendering and paying real state taxes on the Property. Lesse is responsible for rendering and paying all personal property taxes on the personal property, trade fixtures and inventory placed on the Property.

20, UTILITIES: Lessee agrees to pay for all utilities used on the Property including electric, gas, water, waste removal, burglar alarms, cleaning services, electric light globes and all other services and supplies required by Lessee.
  SEVERABILITY: In the event any part of this lease is declared invalid by a court, the remaining portions shall remain in full force and effect.

NOTICES: All notices required or permitted herein, must be delivered in person, or by mailing to the address shown herein or to the address of the Property for Lessee, by certified mail, return receipt requested. Such notices shall be deemed to be delivered as of the date of posting. Whether received or not. The attached rental application (if any) shall become a part hereof for all purposes. This Lease contains the entire agreement between the parties hereto, and no agreements, inducements or promises, oral or otherwise, not a part of this agreement, shall be binding on the parties hereto.

The terms hereof shall be binding upon the parties hereto, their heirs, successors in interest and legal representations. THIS IS INTENDED TO BE LEGALLY BINDING CONTRACT. IF NOT UNDERSTOOD, SEEK COMPETENT ADVICE.

EXECUTED in multiple originals this the 1st day February , 19 94

/s/ W.H. Atkins Mag-Well, Inc.

By: Charlotte Atkins William Dillard, Jr., President

Address: Rt. 6 Box 49, Edinburg, TX 78539 404 Lakeview Dr., Boerne, TX 78006

Telephone: (210) 383-3377 (210) 249-2610

RENEWAL& EXTENSION AGREEMENT

THIS RENEWAL AND EXTENSION AGREEMENT BETWEEN W.H. Atkins (Lessor) and MAGWELL, INC. (Lessee) shall serve as an additional extension of the original lease which was signed between these parties on February 1, 1994, for the property known as 122 E. Wisconsin Road, Edinburg Texas.

Both parties agree to renew and extend the existing lease with three consecutive one year terms starting February 1, 1998.

- February 1, 1998 through January 31, 1999 Monthly rate of $965.80/month

- February 1, 1999 through January 31, 2000 Monthly rate of $1062.00/month

- February 1, 2000 through January 31, 2001 Monthly rate of $1168.00/month

The lessee has the right but not the obligation to renew the lease at these rates. All other terms and conditions remain the same as the original lease.

Thirty days prior to expiration of any of the renewal options, notice shall be given lessor by Lessee in the event lessee chooses not to renew any lease option.

EXECUTED this FEB 1st day of 1998

/s/ W.H. Atkins	/s/Glenn Rasmussen

LESSOR - W.H. Atkins

Lessee - Mag-Well, Inc.

By: Glenn Rasmussen - CFO

112 East Wisconsin Road 122 E. Wisconsin Road